UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2008

ALLSTATE LIFE INSURANCE COMPANY

(Exact name of Registrant as Specified in Charter)

Illinois	0-31248	36-2554642
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
organization)

3100 Sanders Road
Northbrook, Illinois	60062
(Address of Principal Executive Offices)	Zip

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement

On May 22, 2008, The Allstate Corporation, Allstate Insurance Company, and the Registrant, as Borrowers, entered into Amendment No. 1 to Credit Agreement with the lenders party thereto; Wachovia Bank, National Association, as Syndication Agent; Bank of America, N.A. and Citibank, N.A., as Documentation Agents; Lehman Brothers Bank, FSB, Merrill Lynch Bank USA, Morgan Stanley Bank and William Street Commitment Corporation, as Co-Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent.  The underlying agreement has an initial term of five years expiring on May 8, 2012, with two one-year extensions that could be exercised by The Allstate Corporation in the first and second year of the facility.  Pursuant to this amendment, the agreement now provides for two one-year extensions exercisable by The Allstate Corporation at the end of any of the remaining four years of the initial term of the Credit Agreement.

The Registrant is a wholly owned subsidiary of Allstate Insurance Company, which is a wholly owned subsidiary of The Allstate Corporation.

Section 9 – Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement dated as of May 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

		By:	/s/ Mary J. McGinn
			Name:	Mary J. McGinn
			Title:	Vice President and
Assistant Secretary

Date:	May 23, 2008